AUTHORIZATION TO EXECUTE SECTION 16(a) REPORTS



This Statement confirms that I, the undersigned, Massood Zarrabian, have authorized and designated Chuck Bay, John Huyett and Michelle Philpot and each of them (each "Authorized Signatory") to execute and file on my behalf any and all Forms 3, 4 and 5 (including any amendments thereto) and any Schedule 13D or Schedule 13G (including any amendments thereto) that I may be required to file with the United States Securities and Exchange Commission as a result of my ownership of, or transactions in, securities of KANA SOFTWARE, INC. (the "Company").

The authority of each Authorized Signatory under this Confirming Statement shallcontinue until I am no longer required to file Forms 3, 4 and 5 and Schedules 13D and 13G with regard to my ownership of, or transactions in, securities of the Company, unless earlier revoked in writing. I acknowledge that none of the Authorized Signatories is assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


							/s/ Massood Zarrabian
						_____________________________
						Signature

							7/8/03
						Date:___________________________

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